UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2005

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                            1-13589                      36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 31, 2005, Prime Group Realty Trust (the “Company”) and its operating partnership, Prime Group Realty, L.P. (the “Operating Partnership”), entered into an employment agreement with Daniel J. Nikitas to hire Mr. Nikitas as Executive Vice President – Leasing of the Company. Prime Office Company, LLC (“Prime Office”), the owner of all of the common equity in the Company and the Operating Partnership, and an affiliate of The Lightstone Group, LLC, also executed the employment agreement in order to agree to grant Mr. Nikitas an option through December 31, 2006 to acquire up to 1.0% of the equity interests of Prime Office on substantially the same economic terms as Prime Office’s other initial equity investors.

Under the employment agreement, Mr. Nikitas’ employment will commence on September 26, 2005 and will continue through September 30, 2007 with the possibility of additional one-year renewal periods following the initial term. The employment agreement provides for (i) an initial base salary of $275,000, (ii) a signing bonus of $125,000 payable on or before October 21, 2005, and (iii) an additional signing bonus of $125,000 (the “Additional Signing Bonus”) payable on or before May 10, 2006, provided Mr. Nikitas remains continuously employed with the Company through April 30, 2006.

The employment agreement also provides for annual bonuses based on the positive increase, if any, in property net operating income over the prior calendar year, prorated for partial years of employment, as defined and described in the agreement; provided that any annual bonus earned by Mr. Nikitas for calendar year 2006 will be reduced by the amount of the Additional Signing Bonus described above. In addition, Mr. Nikitas shall be entitled to receive a bonus payment for leases executed during the employment term based on a fixed amount per square foot leased.

The employment agreement also provides that if it is terminated by the Company “without cause” (as defined in the agreement), Mr. Nikitas shall be entitled to a lump sum termination payment equal to the aggregate base compensation payable to him over the remainder of the employment term as in effect immediately prior to the effective date of the termination, up to a maximum of one (1) year of base compensation.

The employment agreement also subjects Mr. Nikitas to certain confidentiality obligations and non-competition and non-solicitation restrictions as more fully set forth in the agreement.

A press release announcing Mr. Nikitas’ employment was issued by the Company on September 13, 2005, and is attached hereto as Exhibit 99.1 and incorporated in this Form 8-K in its entirety.

This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “will be,” “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated September 13, 2005 announcing
hiring of Daniel J. Nikitas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

Dated: September 13, 2005	By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
President and Chief Executive Officer

EXHIBIT 99.1

SEPTEMBER 13, 2005

PRIME GROUP REALTY TRUST ANNOUNCES

HIRING OF DANIEL J. NIKITAS AS HEAD OF LEASING

Chicago, IL. – Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced today that Daniel J. Nikitas has been named Executive Vice President – Leasing of the Company, effective on September 26, 2005. In such capacity, Mr. Nikitas will head the Company’s leasing team and report directly to Jeffrey A. Patterson, the Company’s President and Chief Executive Officer.

Mr. Nikitas previously served as Senior Vice President – Leasing of Shorenstein Realty Services, where he oversaw the leasing of approximately 5.0 million square feet of class A office space in the Chicago Central Business District. Prior to that, Mr. Nikitas was the Director of Leasing in Chicago for Trizec Properties with responsibility for leasing approximately 6 million square feet of class A office space in the Chicago CBD.

Jeffrey Patterson, President and Chief Executive Officer of the Company said, “We are very pleased that Danny has agreed to join Prime Group Realty Trust as the head of its leasing team. Danny brings a breadth of experience and skill that will be very valuable to PGRT as we continue to aggressively lease our portfolio of space in the Chicago CBD and suburbs.”

Mr. Nikitas added, “I am very much looking forward to joining the PGRT team. I view this as a great opportunity because Prime Group Realty Trust has a very good portfolio of high-quality office buildings that present exciting leasing opportunities for tenants needing space in the Chicago CBD or suburbs, including buildings such as 77 West Wacker Drive, One IBM Plaza at 330 N. Wabash Avenue, 180 N. LaSalle and Bank One Center in the Chicago CBD and Continental Towers in Rolling Meadows, Illinois.”

Prime Group Realty Trust is a wholly-owned subsidiary of The Lightstone Group, and its Series B Preferred Shares trade on the New York Stock Exchange.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 11 office properties containing an aggregate of 4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.8 million net rentable square feet, and approximately 6.3 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

Founded in 1988, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 20,000 residential units as well as office, industrial and retail properties totaling approximately 20 million square feet of space in 28 states and Puerto Rico. Headquartered in Lakewood, New Jersey, The Lightstone Group and its affiliates employ over 1,000 professionals and maintain regional offices in New York, Maryland, Illinois, Virginia and California. The Lightstone Group has acquired in excess of $2 billion in real estate over approximately the past 20 months.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Prime Group Realty Trust

Jeffrey A. Patterson

President and Chief Executive Officer

312-917-1300